Exhibit 23.2
INDEPENDENT AUDITORS CONSENT



We consent to the use of our report dated February 2, 1995, on the consolidated statements of income, changes in stockholders' equity, and cash flows of Central Illinois Financial Corporation and subsidiary for the year ended December 31, 1994, which statements are included in the restated financial statements of Central Illinois Financial Co., Inc. filed with the U.S. Securities and Exchange Commission on Form 10-K.

GEO. S. OLIVE & CO.



Decatur, Illinois
March 17, 1997